[USAA EAGLE LOGO (R)]
USAA INCOME STOCK FUND

INFORMATION STATEMENT
REGARDING A SUBADVISER CHANGE

At the February 27, 2013, meeting, the USAA Income Stock Fund’s Board of Trustees (the Board) approved a new subadvisory agreement between USAA Asset Management Company (AMCO) and Epoch Investment Partners, Inc. (Epoch) (New Investment Subadvisory Agreement) due to an expected change in control of Epoch under which it would be acquired by Toronto-Dominion Bank (TD) and become a wholly owned, indirect subsidiary of that company. The New Investment Subadvisory Agreement took effect in March 2013. Prior to the New Investment Subadvisory Agreement taking effect, Epoch served as an investment subadviser to a portion of the Fund pursuant to a then existing Subadvisory Agreement between AMCO and Epoch dated January 11, 2010, as amended on May 1, 2011. As a subadviser, Epoch is responsible for managing its portion of the Fund using a value-oriented investment strategy based on fundamental research.

This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. The exemptive order permits AMCO to change subadvisers of the Fund without first calling a special meeting of shareholders and obtaining shareholder approval. Pursuant to the exemptive order, however, the Fund has agreed to provide certain information about new subadvisers and new subadvisory agreements to its investors. Accordingly, shareholders are not being asked to vote on the hiring of the subadviser or the New Subadvisory Agreement with the subadviser, but are encouraged to review this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being delivered to shareholders on or about June 27, 2013.
INVESTMENT SUBADVISORY AGREEMENT
BETWEEN AMCO AND EPOCH

▪	WHAT WERE THE CIRCUMSTANCES THAT LED TO THE NEW AGREEMENT WITH EPOCH ?

On December 6, 2012, Epoch entered into a strategic business combination under which TD, a Canadian chartered bank would acquire the common stock of Epoch Holding Corporation, the parent of Epoch, and Epoch would become a wholly owned, indirect subsidiary of TD (the Transaction). The Transaction closed in March 2013.

Following the Transaction, Epoch continues to operate and serve clients under its traditional brand name and operating structure. Epoch's management and investment team, philosophy, and process remains the same. In addition, under the New Investment Subadvisory Agreement, Epoch provides the same services to the Fund, with the same fee structure, as was in effect prior to the Trans-action. The New Investment Subadvisory Agreement took effect upon the closing of the Transaction.

Epoch believes the Transaction will enhance its competitiveness and support its client-focused efforts while taking advantage of TD’s financial strength. Furthermore, Epoch believes that the merger with TD allows for it to combine its U.S. and global equities expertise with TD’s client-centric approach.

▪	WHAT ARE THE KEY PROVISIONS OF THE NEW INVESTMENT SUBADVISORY AGREEMENT?

Under the New Investment Subadvisory Agreement, AMCO continues to employ Epoch to manage the Fund in the same manner as Epoch managed the Fund prior to the Transaction, subject to the supervision and monitoring of AMCO and the oversight of the Fund’s Board. AMCO, and not the Fund, is responsible for paying all fees charged by Epoch for these subadvisory services. Any description of the New Investment Subadvisory Agreement set forth herein is qualified in its entirety by the actual Investment Subadvisory Agreement, which is attached as Exhibit A.

▪	WILL THE FUND’S TOTAL EXPENSES CHANGE AS A RESULT OF THE INVESTMENT SUBADVISORY AGREEMENT WITH EPOCH?

No, the New Investment Subadvisory Agreement will not affect the Fund’s total expense ratio. AMCO (not the Fund) pays a fee to Epoch for services under the New Investment Subadvisory Agreement.

▪	WHAT INFORMATION DID THE BOARD CONSIDER PRIOR TO APPROVING THE NEW INVESTMENT SUBADVISORY AGREEMENT WITH EPOCH?

At a meeting of the Board held on February 27, 2013, the Board, including the Trustees who are not “interested persons” of the Fund (the Independent Trustees), approved the New Investment Subadvisory Agreement with Epoch. With respect to the approval of the New Investment Subadvisory Agreement, the

Board was advised of the terms of the Transaction. The Transaction, which was anticipated to become effective in early April 2013, would constitute an “assignment,” as the term in defined by Section 2(a)(4) of the Investment Company Act of 1940 (the 1940 Act), of the existing Investment Subadvisory Agreement with Epoch. The Board was advised that, as required by the 1940 Act, the existing Investment Subadvisory Agreement with Epoch provided for its automatic termination upon such assignment.

In advance of the meeting, the Board received and considered a variety of information relating to the New Investment Subadvisory Agreement and Epoch, and was given the opportunity to ask questions and request additional information from management. Prior to voting, the Independent Trustees reviewed the New Investment Subadvisory Agreement with management and with experienced independent counsel and received materials from such counsel discussing the legal standards for their consideration of the New Investment Subadvisory Agreement. The Independent Trustees also reviewed the New Investment Subadvisory Agreement in private sessions with their counsel at which no representatives of management were present.

In approving the Fund’s New Investment Subadvisory Agreement with Epoch, the Board considered various factors, among them: (i) the nature, extent, and quality of services to be provided to the Fund by Epoch, including the personnel that will be providing services; (ii) Epoch’s compensation and any other benefits that will be derived from the subadvisory relationship by Epoch; (iii) comparisons of subadvisory fees charged by Epoch to other clients and performance to comparable investment companies; and (iv) the terms of the New Investment Subadvisory Agreement. In considering the approval of the New Investment Subadvisory Agreement, the Board took into account information and materials that the Board had received and considered in connection with its approval of the renewal of the existing Investment Subadvisory Agreement with Epoch in April 2012. That approval, on which the Board voted at its meeting held in person on April 17, 2012, followed a lengthy process during which the Board considered a variety of factors, including, for example, the experience and qualification of Epoch’s personnel, the Fund’s performance and expenses, and Epoch’s compliance program. The Board’s analysis of these factors is set forth below.

After full consideration of a variety of factors, the Board, including the Independent Trustees, voted to approve the New Investment Subadvisory Agreement with Epoch. In approving the New Investment Subadvisory Agreement, the Board did not identify any single factor as controlling, and each Independent Trustee may have attributed different weights to various factors. Throughout their deliberations, the Independent Trustees were represented and assisted by independent counsel.

Nature, Extent, and Quality of Services Provided; Investment Personnel. The Board considered information provided to it regarding the services provided by Epoch, including information presented periodically throughout the previous year. The Board considered Epoch’s level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund and Epoch’s level of staffing. The Board also noted Epoch’s brokerage practices. The Board also considered Epoch’s regulatory and compliance history. The Board also took into account Epoch’s risk management practices. The Board noted that AMCO’s monitoring processes of Epoch would include: (i) regular telephonic meetings to discuss, among other matters, investment strategies and to review portfolio performance; (ii) monthly portfolio compliance checklists and quarterly compliance certifications to the Board; and (iii) periodic due diligence reviews of Epoch.

The Board noted that the approval of the New Investment Subadvisory Agreement would not result in a change to the Fund’s investment objective, principal investment strategies, or principal investment risks. The Board noted that the personnel responsible for managing the day-to-day investments of the Fund were not expected to change in the foreseeable future as a result of the Transaction and that the Transaction was not expected to have a material effect on such personnel’s ability to manage the Fund.

Subadviser Compensation. In considering the cost of services to be provided by Epoch and the profitability to Epoch of its relationship with the Fund, the Board noted that the fees under the New Investment Subadvisory Agreement would be paid by AMCO. The Board also relied on the ability of AMCO to negotiate the New Investment Subadvisory Agreement, and the fees thereunder, at arm’s length. Because subadvisory fees are paid by AMCO and not by the Fund, the Board determined that the costs of the services to be provided by Epoch and the profitability to Epoch was not a material factor in their deliberations with respect to the approval of the New Investment Subadvisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in Epoch’s management of the Fund was not a material factor in approving the New Investment Subadvisory Agreement, although the Board noted that the proposed subadvisory fees contained breakpoints.

Subadvisory Fees and Fund Performance. The Board considered the subadvisory fees for the Fund in comparison to the fees that Epoch charges to comparable clients. The Board considered that the Fund pays a management fee to AMCO and that, in turn, AMCO will pay a subadvisory fee to Epoch. The Board took into account that the advisory fees paid by the Fund would not change. The Board also noted that the subadvisory fee payable to Epoch under the existing Investment Subadvisory Agreement is identical to the fee proposed to be paid to Epoch under the New Investment Subadvisory Agreement.

The Board considered, among other data, the Fund’s performance during the one-, three-, and five- year periods ended January 31, 2013, as compared to the Fund’s peer group and noted that the Board reviews at its regularly scheduled meetings about the Fund’s performance results. The Board noted AMCO’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Epoch. The Board also noted Epoch’s long-term performance record for other accounts.

Terms of the New Investment Subadvisory Agreement. The Board reviewed the terms of the New Investment Subadvisory Agreement. The Board noted that there were no material differences between the terms of the existing Investment Subadvisory Agreement and the New Investment Subadvisory Agreement.

Conclusion. The Board reached the following conclusions regarding the New Investment Subadvisory Agreement, among others: (i) Epoch is qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies; (ii) Epoch maintains an appropriate compliance program; (iii) and the Fund’s advisory expenses are reasonable in relation to those of similar funds and to the services to be provided by AMCO and Epoch. Based on its conclusions, the Board determined that approval of the New Investment Subadvisory Agreement with Epoch would be in the best interests of the Fund and its shareholders.

▪	WHAT GENERAL INFORMATION IS AVAILABLE ABOUT EPOCH?

Epoch, located at 640 Fifth Avenue, 18th Floor, New York, New York 10019, serves as a subadviser to the Fund. Epoch was founded in April 2004 as a Delaware corporation. As of May 31, 2013, the firm managed approximately $11.4 billion in assets.

▪	WHO ARE THE PRINCIPAL EXECUTIVE OFFICERS OF EPOCH?

The names and principal occupations of the principal executive officers of Epoch are set forth as follows:

NAME	PRINCIPAL OCCUPATION
William W. Priest	Chief Executive Officer, Co-Chief Investment Officer and Portfolio Manager
Timothy T. Taussig	President & Chief Operating Officer

Adam Borak	Chief Financial Officer
David N. Pearl	Executive Vice President, Co-Chief Investment Officer and Portfolio Manager

During the last five fiscal years, no officer of Epoch has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

▪	DOES EPOCH OR ANY OF ITS AFFILIATES PROVIDE ANY ADDITIONAL SERVICES TO THE FUND?

No.

▪	WHAT WILL AMCO PAY EPOCH FOR ITS SUBADVISORY SERVICES?

For its services, Epoch receives a fee from AMCO (not the Fund) equal to an annual rate of 0.30% of the Fund’s average daily net assets managed by Epoch up to $600 million, 0.20% on the next $900 million, and 0.18% of amounts over $1.5 billion. During the latest fiscal year ended July 31, 2012, Epoch was paid $2,610,704.64 in subadvisory fees.

▪	DOES EPOCH ACT AS ADVISER FOR SIMILAR FUNDS?

Epoch serves as adviser to one other registered fund that has a similar objective to the Fund. The table below identifies the fund, the size of the fund as of May 31, 2013, and the rate of compensation paid to Epoch.

Fund	Assets	Annual Fee Rate
TDAM U.S. Large Cap Core Equity Fund	$4,982,562	0.50% of the Fund’s average daily net assets on the first $1 billion, 0.45% on the next $1 billion, and 0.40% thereafter

NAME AND ADDRESS OF
THE FUND’S INVESTMENT ADVISER,
PRINCIPAL UNDERWRITER, AND ADMINISTRATOR

AMCO, located at 9800 Fredericksburg Road, San Antonio, Texas 78288, is the Fund’s investment adviser and administrator.

USAA Investment Management Company, located at 9800 Fredericksburg Road, San Antonio, Texas 78288 is the Fund's principal underwriter.

SHARES OWNED

As of May 31, 2013, there were 89,283,000 Fund Shares and 53,983,000 Institutional Shares outstanding. No shareholder held of record or owned beneficially 5% or more of the Fund.

FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF ITS ANNUAL REPORT FOR THE MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA ASSET MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR (800) 531-USAA (8722).

HOUSEHOLDING

Each household will receive a single copy of this Information Statement even if you or a family member own more than one account in the Fund. For many of you, this eliminates duplicate copies and saves paper and postage costs to the Fund. However, if you would like to receive an individual copy of this Information Statement, please call us toll free at (800) 531-USAA (8722) or contact us at 9800 Fredericksburg Road, San Antonio, Texas 78288 and we will send you an individual copy.

Exhibit A

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of the 28th day of March, 2013, (the Effective Date) between USAA ASSET MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and Epoch Investment Partners, Inc., organized under the laws of the state of Delaware and having its principal place of business in New York City, New York (Epoch).

WHEREAS, AMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the state of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), AMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

WHEREAS, AMCO wishes to retain Epoch to render investment advisory services to such series (or portions thereof) of the Trust as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such series or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

WHEREAS, Epoch is willing to provide such services to the Fund Accounts and AMCO upon the terms and conditions and for the compensation set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1.
Appointment of Epoch. AMCO hereby appoints Epoch to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. Epoch will be an independent contractor and will have no authority to act for or represent the Trust or AMCO in any way or otherwise be deemed an agent of the Trust or AMCO except as expressly authorized in this Agreement or another writing by the Trust, AMCO and Epoch. Epoch accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.	Duties of Epoch.

(a) Authority to Invest. Subject to the control and supervision of AMCO and the Trust’s Board of Trustees (the Board), Epoch, at its own expense, shall have full discretion to manage, supervise, and direct the investment and reinvestment of Fund Accounts allocated to it by AMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that AMCO has the right to allocate and reallocate such assets to a Fund Account at any time. Epoch shall perform its duties described herein in a manner consistent with the investment objective, policies, and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund. Should Epoch anticipate materially modifying its investment process, it must provide written notice in advance to AMCO, and any affected Prospectus and SAI should be amended accordingly.

For each Fund set forth on Schedule A to this Agreement, Epoch shall provide investment advice only with respect to the discrete portion of the Fund’s portfolio allocated to it by AMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

With respect to the management of each Fund Account pursuant to this Agreement, Epoch shall determine what investments shall be purchased, held, sold, or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Epoch wishes to hold cash or cash equivalents in excess of 10% of a Fund Account’s assets, Epoch must request in writing and receive advance permission from AMCO.

In accordance with Subsection (b) of this Section 2, Epoch shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

In the performance of its duties, Epoch will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each; (ii) the terms of this Agreement; (iii) the stated investment objective, policies, and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund; (iv) the Trust’s compliance procedures and other policies, procedures, or guidelines as the Board or AMCO reasonably may establish from time to time; (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to “regulated investment companies” (as defined in Section 851 of the Code), as from time to time in effect; and (vi) the written instructions of AMCO. Epoch shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. AMCO shall be responsible for providing Epoch with the Trust’s Master Trust Agreement, as amended and supplemented, the Trust’s By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. AMCO shall provide Epoch with prior written notice of any material change to the Trust’s Registration Statement that would affect Epoch’s management of a Fund Account.

(b) Portfolio Transactions. In connection with the management of the investment and reinvestment of the Fund Accounts’ assets, Epoch will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Epoch shall use its best efforts to obtain for the Fund Accounts the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, Epoch, bearing in mind each Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer’s spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer, and the quality of service rendered by the broker-dealer in other transactions.

Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange Act), Epoch shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to Epoch an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Epoch determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Epoch’s overall responsibilities with respect to the Fund and to other clients of Epoch as to which Epoch exercises investment discretion. The Board or AMCO may direct Epoch to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

On occasions when Epoch deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Epoch, Epoch, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Epoch in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

Epoch may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Epoch may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

Epoch will advise the Funds’ custodian or such depository or agents as may be designated by the custodian and AMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer, and any other pertinent data that the Funds’ custodian may need to settle a security’s purchase or sale. Epoch shall not have possession or custody of any Fund’s investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon Epoch giving proper instructions to the custodian, Epoch shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and AMCO.

Notwithstanding the foregoing, Epoch agrees that AMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with AMCO. Epoch shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of AMCO to do so is obtained. In addition, Epoch agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an “affiliated person” (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) of Epoch, except as permitted under the 1940 Act. AMCO agrees that it will provide Epoch with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with AMCO or Epoch (or any of their “affiliated persons”) that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act or Rule 11a2-2(T) thereunder, and the Funds consent to the retention of compensation for such transactions.

(c) Expenses. Epoch, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses, and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Epoch’s duties under this Agreement. However, Epoch shall not be obligated to pay any expenses of AMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions, and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

(d) Valuation. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Epoch, at its expense, will provide assistance to AMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that AMCO is responsible for final pricing determinations and calculations, and that Epoch will take such steps as are reasonably necessary to assist AMCO in reaching such pricing determinations for Fund Account securities. Epoch also shall monitor for “significant events” that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account’s portfolio securities and shall notify AMCO immediately of the occurrence of any such events.

(e) Reports and Availability of Personnel. Epoch, at its expense, shall render to the Board and AMCO such periodic and special reports as the Board and AMCO may reasonably request with respect to matters relating to the duties of Epoch set forth herein. Epoch, at its expense, will make available to the Board and AMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and AMCO regarding the investment affairs of the Funds, including economic, statistical, and investment matters relevant to Epoch’s duties hereunder.

(f) Compliance Matters. Epoch, at its expense, will provide AMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. Epoch also shall cooperate with and provide reasonable assistance to AMCO, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and AMCO, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and AMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(g) Books and Records. Epoch will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts.  Pursuant to Rule 31a-3 under the 1940 Act, Epoch agrees that:  (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or AMCO any such records (or copies of such records) upon the Fund’s or AMCO’s request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, Epoch may maintain copies of such records to comply with its recordkeeping obligations.

(h) Proxies. Unless and until Epoch is otherwise directed by AMCO or the Board, AMCO will vote proxies with respect to a Fund Account’s securities and exercise rights in corporate actions or otherwise in accordance with AMCO’s proxy voting guidelines.

1.
Advisory Fee. AMCO shall pay to Epoch as compensation for Epoch’s services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within fifteen (15) business days after the end of such month. AMCO (and not the Funds) shall pay such fees. If Epoch shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

2.	Representations And Warranties.

(a) Epoch. Epoch represents and warrants to AMCO that (i) the retention of Epoch by AMCO as contemplated by this Agreement is authorized by Epoch’s governing documents; (ii) the execution, delivery, and performance of this Agreement does not violate any obligation by which Epoch or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of Epoch and when executed and delivered by Epoch will be a legal, valid, and binding obligation of Epoch, enforceable against Epoch in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general equitable  principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) Epoch is registered as an investment adviser under the Advisers Act; (v) Epoch has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that Epoch and certain of its employees, officers, partners, and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to AMCO, and, with respect to such persons, Epoch shall furnish to AMCO all reports and information provided under Rule 17j-1(c)(2); (vi) Epoch is not prohibited by the 1940 Act, the Advisers Act or other law, regulation, or order from performing the services contemplated by this Agreement; (vii) Epoch will promptly notify AMCO of the occurrence of any event that would disqualify Epoch from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) Epoch has provided AMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to AMCO at least annually; (ix) Epoch will notify AMCO of any “assignment” (as defined in the 1940 Act) of this Agreement or change of control of Epoch, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Epoch, in each case prior to or promptly after, such change; and (x) Epoch has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards. Epoch makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

(b) AMCO. AMCO represents and warrants to Epoch that (i) the retention of Epoch by AMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and AMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or AMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and AMCO and when executed and delivered by AMCO will be a legal, valid, and binding obligation of the Trust and AMCO, enforceable against the Trust and AMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) AMCO is registered as an investment adviser under the Advisers Act; (v) AMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that AMCO and certain of its employees, officers, and directors are subject to reporting requirements thereunder; (vi) AMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation, or order from performing the services contemplated by this Agreement; (vii) AMCO will promptly notify Epoch of the occurrence of any event that would disqualify AMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) AMCO has provided Epoch with a copy of certain applicable portions of the Trust’s compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act, and will provide Epoch with a copy of any amendments to such compliance policies and procedures within a reasonable time after receiving the same from the Trust; and (ix) AMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund’s shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5. Liability and Indemnification.

(a) Epoch. Epoch shall be liable for any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, AMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, AMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any gross negligence, willful misfeasance, bad faith, or reckless disregard of Epoch in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to

Epoch which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to AMCO or the Trust by Epoch Indemnities (as defined below) for use therein. Epoch shall indemnify and hold harmless the AMCO Indemnities for any and all such losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses); provided, however, that in no case is Epoch’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, or reckless disregard of Epoch in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

(b) AMCO. AMCO shall be liable for any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which Epoch, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, Epoch Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any gross negligence, willful misfeasance, bad faith, or reckless disregard by AMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to AMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing to AMCO or the Trust by Epoch. AMCO shall indemnify and hold harmless Epoch Indemnities for any and all such losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses); provided, however, that in no case shall AMCO’s indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, or reckless disregard of AMCO in the performance of its duties under this Agreement.

6. Duration and Termination of this Agreement. This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

(a) By vote of a majority of (i) the Board members who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Funds, AMCO, or Epoch (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to AMCO and Epoch.

(b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two (2) years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Epoch may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

(c) AMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, upon written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Epoch. AMCO will use its best efforts to provide Epoch with thirty (30) days’ advance notice of termination. Epoch may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to AMCO.

(d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

(e) Any notice of termination served on Epoch by AMCO shall be without prejudice to the obligation of Epoch to complete transactions already initiated or acted upon with respect to a Fund.

Upon termination of this Agreement, the duties of AMCO delegated to Epoch under this Agreement automatically shall revert to AMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7. Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. Approval, Amendment, or Termination by Individual Fund. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend, or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. Services Not Exclusive. The services of Epoch to AMCO in connection with the Funds hereunder are not to be deemed exclusive, and Epoch shall be free to render investment advisory services to others. It is understood that the persons employed by Epoch to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Epoch to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that AMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Epoch, or AMCO itself, to perform investment advisory services to any portion of the Funds.

10. Additional Agreements.

(a) Access to Information. Epoch shall, upon reasonable notice, afford AMCO at all reasonable times access to Epoch’s officers, employees, agents, and offices and to all its relevant books and records and shall furnish AMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Epoch to provide AMCO with access to the books and records of Epoch relating to any other accounts other than the Funds.

(b) Confidentiality. All information and advice furnished by one party to the other party (including their respective officers, employees, and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party. Notwithstanding the foregoing, and in light of the publicly disclosed status of mutual fund subadvisory relationships, AMCO agrees that Epoch may refer to AMCO and/or the Trust on a representative client list.

(c) Privacy Policy. Epoch acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from AMCO is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of AMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

(d) Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

(e) Notifications. Epoch agrees that it will promptly notify AMCO in the event that: (i) Epoch becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of Epoch’s knowledge, any affiliate of Epoch becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that could reasonably be expected to have a material adverse effect upon the ability of Epoch to perform its duties under this Agreement.

(f) Insurance. Epoch agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Epoch’s business activities.

(g) Shareholder Meeting and Other Expenses. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving Epoch, including, without limitation, a change of control of Epoch or a portfolio manager change, Epoch shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.  Miscellaneous.

(a) Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

AMCO:	USAA Asset Management Company 9800 Fredericksburg Road, A-03-W San Antonio, Texas 78288 Facsimile No.: (210) 498-4022 Attention: Securities Counsel

Epoch:	Epoch Investment Partners, Inc. 399 Park Avenue, 31st floor New York, New York 10022 Facsimile No.: (212) 202-4948 Attention: Jeffrey M. Ulness

(b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(c) Governing Law. This Agreement shall be construed in accordance with the laws of the state of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the state of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

(d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f) Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof.  It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

IN WITNESS WHEREOF, AMCO and Epoch have caused this Agreement to be executed as of the date first set forth above.

                           USAA ASSET MANAGEMENT COMPANY

                By:  /S/ Daniel S. McNamara
        Name: Daniel S. McNamara
        Title: President

By:    /S/ CHRISTOPHER CYKOWSKI

Name: Christopher Cykowski
            Title: Senior Contract Advisor
Title: Authorized Signatory

Attest:                                        EPOCH INVESTMENT PARTNERS, INC.

By:                                                By:  /S/ TIMOTHY T. TAUSSIG
Name:                                                    Name: Timothy T. Taussig
                                                               Title: President & Chief Operating Officer

SCHEDULE A

USAA Income Stock Fund

SCHEDULE B

FEES

FUND ACCOUNT RATE PER ANNUM OF THE AVERAGE DAILY NET ASSETS OF THE FUND ACCOUNTS
Income Stock Fund	0.30% on the first $600 million

0.20% on the next $900 million; and

0.18% on assets over $1.5 billion.

* Epoch agrees that it will not seek to increase this fee rate during the period ending January 10, 2013 (the Lock). This Lock does not limit the rights of the Fund’s shareholders, the Fund’s Board, or AMCO as set forth in Section 6 of the Agreement (“Duration and Termination of this Agreement”).

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97817-0613